EXHIBIT 99.1

FOR IMMEDIATE RELEASE

iVillage Reports Second Quarter 2005 Financial Results

Second Quarter iVillage.com Revenue Up 65% Year-over-Year,

With Overall Year-over-Year Revenue Increasing 28%

NEW YORK – August XX, 2005 – iVillage Inc. (Nasdaq: IVIL), The Internet For WomenTM, a leading women’s media company, the number one source for women’s content and community online, and operator of a top ten online health property, today announced financial results for the second quarter ended June 30, 2005.

Second quarter 2005 revenue totaled $21.1 million, a 28% increase when compared to revenues of $16.5 million for the same period one year ago.  iVillage.com revenue for the second quarter of 2005 increased approximately 65% compared to second quarter 2004 iVillage.com revenue.

iVillage reported a net loss for the second quarter 2005 of $0.3 million, or $(0.00) per share, compared to net income of $0.1 million or $0.00 per share in the second quarter of 2004.   Included in the second quarter 2005 net loss is $1.1 million in amortization related to acquisitions of Healthology, Inc., HealthCentersOnline, Inc. and iVillage UK Limited assets.

iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1) of $1.6 million for the second quarter of 2005 compared to $1.9 million for the second quarter 2004.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., said, “We are pleased with our results for the quarter, having delivered on our estimates while investing in the future.  As anticipated, the slight year-over-year decrease in EBITDA is largely attributable to the transitioning of our cost structure as we integrate and streamline our recent acquisitions.  The iVillage site redesign continues to take traction and we look forward to the second half of the year and building upon our positive momentum in the robust Internet advertising marketplace.  iVillage’s CPMs, already among the highest in the industry, continue to grow, proving that advertisers see the value of targeting women in an environment they can call their own.”

At the end of the second quarter 2005, iVillage had $56.0 million in cash and cash equivalents on its balance sheet.  iVillage continues to carry no debt.

Business Outlook

For the third quarter 2005, iVillage currently expects to generate revenues between $22.0 million and $23.0 million.  The Company anticipates reporting EBITDA of $4.0 million to $5.0 million for the third quarter 2005.  Additionally, in the third quarter 2005, iVillage expects to report net income of $1.5 million to $2.5 million.

For fiscal year 2005, iVillage maintains its revenue guidance of $87.0 million to $89.0 million and its EBITDA outlook of between $17.0 million and $18.0 million.  Also as previously announced, iVillage expects to report net income for 2005 between $9.0 million and $10.0 million.

For the second half of 2005, iVillage expects to continue to eliminate duplicative costs from its earlier acquisitions in the areas of Editorial, Product Development and Technology.  The Company remains focused on enhancing operational efficiencies and attaining increased scalability throughout its entire organization.

iVillage does not undertake any obligation to update its financial outlook, but reserves the right to do so at any time for any reason.

Advertising & Sponsorship Highlights

•                  During the second quarter 2005, iVillage added approximately 150 new advertisers and brands.  New marketers, or those deepening their iVillage relationship by adding new brands, included, Procter & Gamble, Staples, Unilever, and Warner Bros. among others.

•                  During the quarter, PerfectMatch.com, a leading relationship community, signed a multi-year sponsorship deal with iVillage, becoming iVillage's online dating partner.  The agreement includes integration throughout the iVillage Network, as well as fixed placements on Love & Sex, Astrology, and co-branded landing pages, all designed to encourage iVillage visitors to utilize the service.

•                  Hyundai Motor America launched its “Great Giveaway” program on iVillage during the second quarter, featuring three sweepstakes. The first initiative takes advantage of iVillage’s position as the number one women’s community online and is targeted exclusively to iVillage community leaders (CLs). The CLs will be recruited to test drive a new Sonata, fill out a survey about their driving experiences, and automatically be entered to win an all-new 2006 Hyundai Sonata upon completion.

•                  Nikon is sponsoring “Snap Happy,” a custom gallery where users send in pictures of their babies and iVillage posts one baby picture daily.  This program has been very successful with thousands of baby photos submitted to date.

•                  Announced during the second quarter, Kimberly-Clark Corporation expanded its relationship with the iVillage Parenting Network through a charter sponsorship of the new iVillage Childbirth Education ConnectionTM program.  Through its year-long sponsorship, the HUGGIES® brand will provide educational materials, as well as bath and body products, to millions of expectant moms in childbirth classes.  The materials will provide moms-to-be correct procedures for bathing and diapering infants through iVillage’s network of more than 15,000 childbirth educators.

Metrics

•                  The iVillage Network was the 44th most visited Web site in the U.S. in June 2005 according to comScore Media Metrix, with approximately 14.2 million unique monthly visitors.  According to the same report, iVillage reaches over 10.5% of the total U.S. online population and nearly 11% of women 18+ online.  Visitors return more than 2 times per month on average.

•                  Also according to the comScore Media Metrix June 2005 report, iVillage is the #1 women’s community site, the #4 community site overall and, when combined, the iVillage health properties rank eight among the most visited health web properties.

•                  For the second quarter 2005, iVillage delivered approximately 391 million average monthly page views, or approximately 11% more than the same period a year ago.  This occurred despite a decline in unique visitors resulting from the discontinuance of certain marketing alliances that the Company deemed potentially competitive.

McCormick stated, “The big story this quarter was our year-over-year growth in pageviews, especially in light of our culling unique visitors.  This is a positive indication that our site is working and that our visitors are utilizing and more engaged with the high-caliber content, video and tools that we offer.”

•                  At the end of the second quarter 2005, iVillage.com had more than 13 million registered members.

Conference Call

iVillage will hold a conference call to discuss its second quarter 2005 financial results today at 4:30 PM (EDT).  The conference call will be broadcast live on the Internet and will be available on iVillage’s Investor Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com.  A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Tuesday, August 2, 2005 until 5:30 PM (EDT) on Tuesday, August 9, 2005.  A transcript of the conference call will be available on the iVillage Investor Relations Web site thereafter.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features.  iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled 391 million for the quarter ended June 30, 2005.  In June 2005, according to comScore Media Metrix, The iVillage

Network ranked 44th among the top 100 Web and Digital Media properties with approximately 14.2 million unique visitors in the United States and had an average reach of approximately 10.5% of the total online population and nearly 11% of women 18+ online.  Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers, (viii) the effect of seasonal fluctuations in traditional online advertising purchasing patterns on iVillage’s results of operations and (ix) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:
iVillage Inc.	The Abernathy MacGregor Group
Carl Fischer	Carina Davidson or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	ccd@abmac.com / edj@abmac.com

(1)  To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses.  These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods, as well as for executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures.  Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

iVillage Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

Revenues	$21,080	$16,498	$38,354	$32,005

Operating expenses:
Editorial, product development and technology	8,921	7,013	17,160	14,524
Sales and marketing	7,001	4,723	12,937	9,108
General and administrative	3,572	2,885	6,561	5,793
Depreciation and amortization	2,311	1,953	4,115	3,757

Total operating expenses	21,805	16,574	40,773	33,182

Loss from operations	(725)	(76)	(2,419)	(1,177)

Interest income, net	358	50	710	68
Other income, net	16	34	16	86
Gain on sale of joint venture interest	25	76	101	243

Net (loss) income	$(326)	$84	$(1,592)	$(780)

Basic net (loss) income per share	$(0.00)	$0.00	$(0.02)	$(0.01)

Diluted net (loss) income per share	$(0.00)	$0.00	$(0.02)	$(0.01)

Weighted-average shares of common stock outstan dingused in computing basic net (loss) income per share	72,230	59,079	72,080	58,761

Weighted-average shares of common stock outstanding used in computing diluted net (loss) income per share	72,230	64,425	72,080	58,761

iVillage Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2005	2004

ASSETS:

Current assets:
Cash and cash equivalents	$55,972	$83,046
Accounts receivable, net	14,725	9,708
Prepaid rent	318	318
Other current assets	3,940	3,740
Total current assets	74,955	96,812

Fixed assets, net	10,076	8,381
Goodwill and intangible assets, net	60,815	32,073
Prepaid rent, net of current portion	3,126	3,203
Other assets	107	79
Total assets	$149,079	$140,548

LIABILITIES and STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$12,505	$10,142
Deferred revenue	6,966	2,080
Other liabilities	169	168
Total current liabilities	19,640	12,390

Deferred rent, net of current portion	1,267	1,339
Total liabilities	20,907	13,729

Commitments and contingencies

Stockholders’ equity	128,172	126,819
Total liabilities and stockholders’ equity	$149,079	$140,548

iVillage Inc. and Subsidiaries

Quarterly Income Statement

($ in Million except for per share amounts)

(Unaudited)

	Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05	Jun-05

Revenue	$15.507	$16.498	$16.698	$18.200	$66.903	$17.274	$21.080
Growth q-q	-2%	6%	1%	9%		-5%	22%
Growth Y/y	23%	25%	23%	15%	21%	11%	28%

Editorial, product development & technology	7.511	7.013	7.740	6.639	28.903	8.239	8.921
% of Revenues	48%	43%	46%	36%	43%	48%	42%
Sales and marketing	4.385	4.723	4.562	5.352	19.022	5.936	7.001
% of Revenues	28%	29%	27%	29%	28%	34%	33%
General and administrative	2.908	2.885	2.440	2.994	11.227	2.989	3.572
% of Revenues	19%	17%	15%	16%	17%	17%	17%
Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804	2.311
% of Revenues	12%	12%	7%	6%	9%	10%	11%
Total operating expenses	16.608	16.574	15.882	16.099	65.163	18.968	21.805
% of Revenues	107%	100%	95%	88%	97%	110%	103%

(Loss) income from operations	(1.101)	(0.076)	0.816	2.101	1.740	(1.694)	(0.725)

Interest income, net	0.018	0.050	0.236	0.338	0.642	0.352	0.358
Other income, net	0.052	0.034	0.011	0.110	0.207	—	0.016
Gain on sale of joint venture interest	0.167	0.076	0.076	0.076	0.395	0.076	0.025
Provision for income taxes	—	—	—	(0.307)	(0.307)	—	—
Minority interest	—	—	—	—	—	—	—
(Loss) income from continuing operations	(0.864)	0.084	1.139	2.318	2.677	(1.266)	(0.326)
Discontinued operations	—	—	—	0.069	0.069	—	—

Net (loss) income	$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)	$(0.326)

Basic and diluted (per share data):

(Loss) income from continuing operations	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)
Income from discontinued operations	—	—	—	0.00	0.00	—	—

Net (loss) income	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)

Weighted average shares of common stock outstanding - basic	58.4	59.1	70.9	71.7	65.1	71.9	72.2
Weighted average shares of common stock outstanding - diluted	58.4	64.4	75.2	75.8	69.9	71.9	72.2

Additional Financial Information
Revenue from barter	0.844	1.119	1.204	1.363	4.530	1.680	1.606
% of Revenues	5%	7%	7%	7%	7%	10%	8%

iVillage Inc. and Subsidiaries

Supplemental Financial Data

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
EBITDA reconciliation:
Net (loss) income	$(326)	$84	$(1,592)	$(780)
Addback: Depreciation and amortization	2,311	1,953	4,115	3,757
Interest income, net	(358)	(50)	(710)	(68)
Other income, net	(16)	(34)	(16)	(86)
Gain on sale of joint venture interest	(25)	(76)	(101)	(243)
EBITDA	$1,586	$1,877	$1,696	$2,580

Revenues by property:
iVillage.com (1)	$16,043	$9,717	$28,099	$18,333
Astrology.com	1,170	788	2,321	1,628
IVPN	3,107	5,013	6,511	10,390
PAG	760	980	1,423	1,654
Total revenues	$21,080	$16,498	$38,354	$32,005

iVillage.com organic revenue growth excluding recent acquisitions and Hearst advertising legacy deal:
iVillage.com (1)	$16,043	$9,717	$28,099	$18,333
Less: Recent acquisitions	(3,970)	—	(5,362)	—
Hearst advertising legacy deal	—	(734)	—	(1,443)
iVillage.com (1) organinc revenue growth excluding recent acquisitions and Hearst advertising legacy deal	$12,073	$8,983	$22,737	$16,890
iVillage.com (1) organinc revenue growth % excluding recent acquisitions and Hearst advertising legacy deal	34%		35%

Total revenues excluding recent acquisitions and legacy deals:
Total revenues	$21,080	$16,498	$21,080	$16,498
Less: Recent acquisitions	(3,970)	—	(5,362)	—
Hearst advertising legacy deal	—	(734)	—	(1,443)
Wal-Mart US legacy deal	—	(1,295)	—	(3,010)
Total revenues excluding recent acquisitions and legacy deals	$17,110	$14,469	$15,718	$12,045
Total revenues excluding recent acquisitions and legacy deals growth %	18%		30%

(1) Included in iVillage.com revenues are iVillage.com, Promotions.com, Substance.com, Women.com, and GardenWeb properties and gURL.com, iVillage Consulting and iVillage Solutions divisions. Also included in iVillage.com revenues are revenues from the recent acquisitions of Healthology, HealthCentersOnline and iVillage UK Limited assets.

iVillage Inc. and Subsidiaries

Quarterly Supplemental Financial Data

($ in Million except for per share amounts)

(Unaudited)

		Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05	Jun-05

EBITDA reconciliation:
Net (loss) income		$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)	$(0.320)
Addback:	Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804	2.311
	Interest income, net	(0.018)	(0.050)	(0.236)	(0.338)	(0.642)	(0.352)	(0.358)
	Other income, net	(0.052)	(0.034)	(0.011)	(0.110)	(0.207)	—	(0.016)
	Gain on sale of joint venture interest	(0.167)	(0.076)	(0.076)	(0.076)	(0.395)	(0.076)	(0.025)
	Provision for income taxes	—	—	—	0.307	0.307	—	—
	Discontinued operations	—	—	—	(0.069)	(0.069)	—	—
EBITDA		$0.703	$1.877	$1.956	3.215	$7.751	0.110	1.586